UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2015

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of a Separation Agreement and General Release between GSE Systems, Inc. ("GSE" or the "Corporation") and James A. Eberle, Chief Executive Officer, effective July 31, 2015, Mr. Eberle stepped downed as Chief Executive Officer and also resigned from the Board of Directors.  The Corporation also entered into an Employment Agreement (the "Agreement") with Kyle J. Loudermilk, who, effective August 3, 2015, will assume the role of Chief Executive Officer and President.  Mr. Loudermilk was also appointed as a director to fill the unexpired portion of Mr. Eberle's term as a director, which ends at the Corporation's 2016 annual meeting of stockholders.

Mr. Loudermilk, age 48, joins GSE from MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile and security software company.  He served as MicroStrategy's Vice President, Technology / Development Operations since 2013, and was Vice President Corporate Development from 2005 to 2009.  From 2009 to 2012, he was Vice President Product Management at Datatel, Inc., a leading provider of software and services for higher-education institutions and technical schools. Datatel was a portfolio company of Hellman & Friedman LLC prior to Datatel's strategic combination with SunGard Higher Education, resulting in a successful transaction for investors.  Mr. Loudermilk also held various senior management positions at Aspen Technology, Inc., a publicly traded, leading provider of enterprise-level software and services that enable energy and chemical companies to optimize their manufacturing operations performance.  His positions at Aspen included Vice President Design and Simulation Business Unit, and Vice President Research and Development. Mr. Loudermilk began his career as a Process and Project Engineer for Mobil Oil Corporation.  He earned BS and MS degrees in Chemical Engineering from Columbia University, and later attended Harvard University's General Management program.

GSE believes Mr. Loudermilk is qualified to serve on the board of directors because of his more than 25 years of experience in engineering, marketing, management, finance and operations and his extensive involvement in the building of highly successful technology enabled software businesses.

Loudermilk Employment Agreement

Mr. Loudermilk's employment agreement provides that he will serve as the Chief Executive Officer of the Corporation for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2017, unless either Mr. Loudermilk or the Corporation decides not to extend the term.  The Corporation will pay Mr. Loudermilk a base salary of $350,000, and a bonus of $112,500, for 2015.  $25,000 of the bonus will be paid to Mr. Loudermilk in August, 2015, and the remainder will be paid between January 1, 2016 and March 15, 2016, provided his employment doesn't terminate prior to the payment date for Cause or without Good Reason (each as defined below).  Thereafter, Mr. Loudermilk is eligible for a bonus of up to 50% of his base salary, subject to achievement of annual performance goals.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the company.

Mr. Loudermilk was also granted 850,000 performance-restricted stock units ("RSU's") upon signing of the Agreement, the terms of which are described in a Restricted Share Unit Agreement (the "Grant").  The Grant provides that the RSUs are payable in shares of the Corporation's common stock, subject to vesting based on the volume weighted average price ("VWAP") of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 90 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$2.50	200,000
$3.25	200,000
$4.25	200,000
$6.00	250,000

Any RSUs that have not vested on or before June 30, 2021 will expire.  In addition, any unvested RSUs will terminate upon termination of Mr. Loudermilk's employment except as follows:

If employment is terminated other than due to death, disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
On or before June 30, 2016	75%
After June 30 2016, but before June 30, 2017	65%
On or after June 30, 2017 but before June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

If the Corporation undergoes a Change of Control (defined below) either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Loudermilk terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above, Mr. Loudermilk's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
On or before June 30, 2018	100%
On or after June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after June 30, 2018	If VWAP is less than or equal to$2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

During each fiscal year of his employment, starting with fiscal year 2016, Mr. Loudermilk will have the potential to earn 75% of his salary in RSU's, non-qualified stock options or a combination thereof based upon established performance criteria.

Mr. Loudermilk's Agreement will terminate prior to the end of its term if certain events occur.  If the Agreement terminates due to Mr. Loudermilk's death, disability or for "Cause", the Corporation will pay him through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Corporation's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of the a material term of the Agreement.

If the Corporation terminates the Agreement for any reason other than death, disability or Cause, or if Mr. Loudermilk terminates the Agreement for "Good Reason", the Corporation will pay Mr. Loudermilk 12 months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that 12 month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk may terminate the Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Agreement by the Corporation.  In addition, he may treat the Corporation's election not to allow the term of the Agreement to automatically extend as "Good Reason" to terminate the Agreement.

Mr. Loudermilk's Agreement provides him with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Corporation, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  A "Change of Control" occurs if either of the following events occur:  (1) Any person not in control of the Corporation as of the date of the Agreement (other than an employee benefit plan of the Corporation, or a company owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes the beneficial owner of a majority of the combined voting power of the Corporation; or (2) the stockholders of the Corporation approve:  (x) a plan of complete liquidation of the Corporation; (y) an agreement for the sale or disposition of all or substantially all the Corporation's assets; or (z) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of his agreement, and for a one year period following termination of the Agreement, not to compete with Corporation or solicit employees or customers of the Corporation.

Eberle Separation Agreement

Mr. Eberle's Separation Agreement provides for a separation payment equal to twelve (12) months' salary, to be paid at such intervals as salaries are generally paid to executive officers of the Corporation.  During that same period, the Corporation will allow Mr. Eberle to continue to participate in the Corporation's 401(K) plan.  Mr. Eberle will also receive a one-time lump sum payment of $25,000.  In exchange for the severance compensation, Mr. Eberle granted the Corporation a standard, broad release of claims against the Corporation.  In addition, the non-solicitation, non-disparagement and confidentiality covenants in Mr. Eberle's employment agreement will continue following his separation for the duration stated in the employment agreement.

Sorrells Bonus

In connection with the hiring of Mr. Loudermilk, the Corporation engaged Caldwell Partners, a leading international executive search firm.   In recognition of the efforts of Mr. Christopher J. Sorrells in connection with all aspects of the search and hiring process, the Board of Directors granted Mr. Sorrells options to purchase 10,000 shares of the Corporation's common stock and approved the issuance to Mr. Sorrells of 10,000 shares of the Corporation's common stock. The options are exercisable until July 28, 2022 at a price equal to the closing price of the Corporation's common stock on the NYSE MKT on Monday, August 3, 2015, and will vest as follows:  40% on July 28, 2016, 70% on July 28, 2017 and 100% on July 28, 2018.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement of Kyle Loudermilk, dated as of July 1, 2015

10.2	Restricted Share Unit Agreement, dated as of July 1, 2015

10.3	Severance Agreement of James A. Eberle, dated July 29, 2015

99.1	Press Release, dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: July 31, 2015	By:/s/ Lawrence M. Gordon
Lawrence M. Gordon Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.Description

10.1	Employment Agreement of Kyle Loudermilk, dated as of July 1, 2015

10.2	RSU Agreement Unit Agreement, dated as of July 1, 2015

10.3	Severance Agreement of James A. Eberle, dated as of July 29, 2015

99.1	Press Release, dated July 30, 2015